UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 15, 2024

SANUWAVE Health, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11495 Valley View Road,	Eden Prairie,	Minnesota	55344
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code	(770)	419-7525

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registration is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Consent and Limited Waiver

On October 17, 2024, Sanuwave Health, Inc. (the “Company”) entered into a Consent and Limited Waiver to Note and Warrant Purchase and Security Agreement (the “Consent and Limited Waiver”) with respect to that certain Note and Warrant Purchase and Security Agreement, dated as of August 6, 2020 (as amended, the “NWPSA”), with the noteholders party thereto (the “Holders”) and NH Expansion Credit Fund Holdings LP, as agent (the “Agent”). The Agent and the Holders agreed to continue to forbear upon exercising remedies in connection with certain existing events of default under the NWPSA until the earlier of (x) the occurrence of an event of default and (y) December 31, 2024. The Consent and Limited Waiver also consents to the repayment in full of amounts owed to HealthTronics, Inc. (“HealthTronics”) pursuant to the Convertible Promissory Note, dated as of August 6, 2020, by and between the Company and HealthTronics, in the original principal amount of approximately $1.4 million (the “HealthTronics Note”); the Private Placement and the Reverse Stock Split (each as defined below) if the Company has at least $5.0 million of liquidity following such transactions, which is required pursuant to the minimum liquidity covenant in the NWPSA. The Agent and the Holders have also agreed that any existing event of default that exists due to the Company’s failure to meet the minimum liquidity covenant will be waived if the conditions set forth in the Consent and Limited Waiver, including at least $5.0 million of liquidity following such transactions, are met. As a condition to the effectiveness of the Consent and Limited Waiver, the Agent exercised, on a cashless basis, all warrants issued by the Company to the Agent in exchange for the issuance of 146,302 shares (the “NWPSA Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), following the Reverse Stock Split. The issuance of the NWPSA Shares was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof.

The foregoing description of the Consent and Limited Waiver does not purport to be complete and is qualified in its entirety by reference to the Consent and Limited Waiver, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement of Common Stock

On October 16, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”), for the private placement (the “Private Placement”) of approximately 1.3 million shares (the “Shares”) of Common Stock at a purchase price of $8.25 per Share, in each case, after adjustment to reflect the Reverse Stock Split. The Private Placement closed on October 18, 2024, and aggregate gross proceeds were approximately $10.3 million, before deducting offering expenses.

The Company intends to use the net proceeds from the Private Placement to pay all amounts owed pursuant to the Consent and Limited Waiver and that certain letter agreement, dated as of August 8, 2024, between the Company and HealthTronics with respect to the HealthTronics Note, and for working capital and general corporate purposes, which may include the repayment of other indebtedness.

Pursuant to the Purchase Agreement, the Company agreed not to (i) issue Common Stock or Common Stock equivalents for 120 days after the closing of the Private Placement; (ii) file a registration statement until 90 days after the effective date of the registration statement filed by the Company with the Securities and Exchange Commission (the “SEC”) for purposes of registering the resale of the Shares (the “Registration Statement”); and (iii) effect or enter into any variable rate transaction until the earlier of three years from the closing of the Private Placement or such time as no Purchaser holds any of the Shares.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Purchasers, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such Purchase Agreement and are made as of specific dates; are solely for the benefit of the parties (except as specifically set forth therein); may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, instead of establishing matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors generally. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company.

In addition, on October 16, 2024, the Company and the Purchasers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file the Registration Statement with the SEC on or before December 17, 2024 (subject to certain exceptions) for purposes of registering the resale of the Shares, to use its commercially reasonable efforts to have such Registration Statement declared effective within the time period set forth in the Registration Rights Agreement, and to keep the Registration Statement effective until the date that all Shares have been sold, thereunder or pursuant to Rule 144.

The Private Placement is exempt from the registration requirements of the Securities Act pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws. The Purchasers represented that they were accredited investors within the meaning of Rule 501 of Regulation D and were acquiring the Shares as principal for their own accounts and not with a view to or for distributing or reselling the Shares. The Shares were offered without any general solicitation by the Company or its representatives. The Shares sold and issued in the Private Placement are not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and the Registration Rights Agreement filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On October 18, 2024, effective upon the implementation of the Reverse Stock Split, the Company issued an aggregate of 3,989,456 shares of Common Stock in exchange for all outstanding Future Advance Convertible Promissory Notes (“Notes”) and Common Stock Purchase Warrants (“Warrants”) issued by the Company in private placements in August 2022, November 2022, May 2023, December 2023, January 2024 and June 2024 (the “Exchange”). Pursuant to the Exchange, after adjustment to reflect the Reverse Stock Split, (i) each outstanding Note was fully accelerated to maturity (with 15% interest paid on the outstanding principal) and then converted (per the terms of the Note) into shares of Common Stock at $15.00 per share, (ii) each Warrant with an exercise price of $15.00 per share was exchanged for 0.0024 shares of Common Stock per share subject to such Warrant, and (iii) each Warrant with an exercise price of $25.13 per share was exchanged for approximately 0.0023 shares of Common Stock per share subject to such Warrant. The Exchange was exempt from registration under the Securities Act pursuant to Section 3(a)(9) thereof.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03 Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Items 1.01, 3.02 and 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 15, 2024, the Company filed a Certificate of Amendment to its Articles of Incorporation, as amended (the “Certificate of Amendment”), to implement a 1-for-375 reverse stock split (the “Reverse Stock Split”) of Common Stock.

As a result of the Reverse Stock Split, at 12:01 a.m. Mountain Time on October 18, 2024, every 375 shares of Common Stock then issued and outstanding automatically were combined into one share of Common Stock, with no change in par value per share. No fractional shares were outstanding following the Reverse Stock Split, and any fractional shares that would have resulted from the Reverse Stock Split will be settled in cash. The text of the Certificate of Amendment that effected the foregoing actions is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Upon effectiveness, the Reverse Stock Split also resulted in proportionate reductions to the number of shares of Common Stock (i) available for issuance pursuant to the Company’s 2024 Equity Incentive Plan and (ii) issuable upon the exercise or conversion of outstanding stock options, warrants and convertible notes, and caused a proportionate increase in the exercise price or conversion price applicable to such securities.

Item 7.01 Regulation FD Disclosure.

On October 16, 2024, the Company issued a press release announcing the Reverse Stock Split. The press release is furnished as Exhibit 99.1 and incorporated herein by reference.

On October 18, 2024, the Company issued a press release announcing the Private Placement. The press release is furnished as Exhibit 99.2 and incorporated herein by reference.

These press releases are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. Such materials may only be incorporated by reference into another filing under the Exchange Act or the Securities Act if such subsequent filing specifically references this Form 8-K.
Item 9.01              Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Articles of Incorporation, effective as of October 18, 2024.
10.1	Consent and Limited Waiver to Note and Warrant Purchase and Security Agreement, by and among NH Expansion Credit Fund Holdings LP, the noteholders party thereto and Sanuwave Health, Inc., dated October 17, 2024
10.2	Securities Purchase Agreement, dated October 16, 2024, by and among the Company and each purchaser identified on the signature pages thereto.
10.3	Registration Rights Agreement, dated October 16, 2024, by and among the Company and each of the several purchasers signatory thereto.
99.1	Press Release dated October 16, 2024
99.2	Press Release dated October 18, 2024
104	Cover Page Interactive Data File--the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
Dated: October 18, 2024
	By:	/s/ Peter Sorensen
	Name:	Peter Sorensen
	Title:	Chief Financial Officer